UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 4, 2009

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On February 4, 2009, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Beckman Coulter, Inc. (the “Company”) approved a new bonus plan, the Beckman Coulter, Inc. Management Incentive Plan (the “Plan”), that provides bonus opportunities for selected employees of the Company, including each of the Company’s named executive officers. Each participant in the Plan is assigned a target bonus percentage each year that is expressed as a percentage of the participant’s annual base salary. Bonuses are determined based on the performance of the Company and the individual participant during the bonus year. For participants whose bonuses are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Committee determines the participant’s target bonus and the Company and individual performance criteria that will be used to determine the amount of the participant’s bonus. The foregoing summary of the Plan is qualified in its entirety by the provisions of the Plan document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Committee also awarded bonus opportunities for each of the named executive officers under the Plan for 2009. The 2009 target bonuses for the named executive officers are set forth in the following table:

Named Executive Officer	Target Bonus (% of Base Salary)
Scott Garrett	100%
Charles Slacik	70%
Arnold Pinkston	55%
Robert Kleinert	70%
J. Robert Hurley	55%

In addition, the Committee determined that the maximum bonus that may be awarded under the Plan to each named executive officer for 2009 would be the lesser of (a) one percent of the Company’s 2009 net earnings (as defined in the Company’s 2007 Long-Term Performance Plan), or, in the case of Mr. Garrett, two percent of the Company’s 2009 net earnings, (b) two times the executive’s target bonus amount, or (c) the dollar limit on cash awards intended to qualify under Section 162(m) as set forth in the 2007 Long-Term Performance Plan (which is $3.5 million). Within this maximum limitation, the Committee has discretion to determine each executive’s individual bonus under the Plan based on its assessment of the performance of the Company and the executive during 2009.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009

BECKMAN COULTER, INC.

By:	/s/ PATRICIA STOUT
Name:	Patricia Stout
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Management Incentive Plan